EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-208233 on Form S-8 of CSRA Inc. of our report dated June 28, 2016, relating to the financial statements and supplementary information of the CSRA Inc. 401(k) Plan (the Plan), which report appears in the Annual Report on Form 11-K of the Plan for the period October 30, 2015 (date of inception of the Plan) through December 31, 2015.

/s/ McConnell Jones LLP
Houston, Texas
June 28, 2016